UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2012

Openwave Systems Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard,

Redwood City, CA 94063

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2012, Openwave Systems Inc. (the “Company”) entered into an Exemption Agreement, dated April 9, 2012, between the Company and Quantum Partners LP (the “Exemption Agreement”), pursuant to which the Board of Directors of the Company granted Quantum Partners LP an exemption under Section 29 of the Tax Benefits Preservation Agreement, dated January 28, 2012, between the Company and Computershare Trust Company, N.A., as rights agent. The Exemption Agreement permits Quantum Partners LP, together with its affiliates and associates, to acquire beneficial ownership of common stock, par value $0.001 per share, of the Company (the “Common Stock”) in excess of 4.99% of the Common Stock then outstanding on the condition that Quantum Partners LP, together with its affiliates and associates, not acquire beneficial ownership of shares of Common Stock that in the aggregate would be in excess of 7.5% of the outstanding shares of Common Stock.

The foregoing description of the Exemption Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exemption Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Exemption Agreement, dated April 9, 2012, between Openwave Systems Inc. and Quantum Partners LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

Date: April 9, 2012	By:	/s/ Anne K. Brennan
Name: Anne K. Brennan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Exemption Agreement, dated April 9, 2012, between Openwave Systems Inc. and Quantum Partners LP.